                                                                    EXHIBIT 99.1

Connetics Sells Ridaura to Prometheus Laboratories Inc.

PALO ALTO, Calif., May 1 /PRNewswire/ -- Connetics Corporation (Nasdaq: CNCT - news) announced today that it has sold its rights to Ridaura to Prometheus Laboratories Inc., a private company based in San Diego, for $9.0 million cash plus a royalty on annual sales in excess of $4.0 million for the next five years. Ridaura is a prescription pharmaceutical product for the treatment of Rheumatoid Arthritis.

"While Ridaura helped establish our commercial franchise, the product is now outside of our strategic focus," said John L. Higgins, Chief Financial Officer of Connetics. "The sale of Ridaura provides an attractive cash payment to Connetics and further demonstrates our increasing focus on our dermatology business. The cash from this transaction bolsters our balance sheet as we continue to explore opportunities to further expand our dermatology business."

About Connetics

Connetics Corporation, headquartered in Palo Alto, California, is a pharmaceutical company focused on the development and commercialization of novel therapeutics for the dermatology market and on the development of recombinant human relaxin for multiple indications. For more information about Connetics and its products, please visit Connetics' Web Site at www.connetics.com, or send e-mail to ir@connetics.com.

This press release may contain forward-looking statements concerning Connetics' business that involve risks and uncertainties. All forward-looking statements and other information included in this press release are based on information available to Connetics as of the date hereof, and Connetics assumes no obligation to update any such forward-looking statements or information. Connetics' actual results could differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics' most recently filed Annual Report on Form 10-K.